Exhibit 1.1

EXECUTION VERSION

Warner Chilcott plc

Ordinary Shares, Par Value $0.01 Per Share

_____________________

Underwriting Agreement

March 10, 2011

Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Morgan Stanley & Co. Incorporated
   As representatives of the several Underwriters
named in Schedule I hereto,
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Ladies and Gentlemen:

The shareholders named in Schedule III hereto (the “Selling Shareholders”) of Warner Chilcott plc (which was formerly known as Warner Chilcott Limited), a company incorporated under the laws of Ireland (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated are acting as representatives (the “Representatives”), an aggregate of 25,000,000 ordinary shares, par value $0.01 per share (“Ordinary Shares”), of the Company (the “Firm Shares”) and at the election of the Underwriters, up to 3,750,000 additional shares (the “Optional Shares”).  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1.        (a)      The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)  An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-163079) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2009; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii)  For the purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the price per share taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free

Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv)  The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(c) hereto;

(v)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(vi)     Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries otherwise than as set forth or contemplated in the Pricing Prospectus;

(vii)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances or defects as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii)   The Company has been duly incorporated and is validly existing as a public limited company in good standing under the laws of Ireland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(ix)     The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Ordinary Shares contained in the Pricing Disclosure Package and Prospectus;

(x)  The sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and (ii) will not result in any violation of (A) the provisions of the Memorandum and Articles of Association of the Company or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (i) and (ii) (B) for any breach or violation that would not individually or in the aggregate have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for (A) such as have been obtained under the Act and (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi)  Neither the Company nor any of its subsidiaries is (A) in violation of its respective Memorandum and Articles of Association (or similar organizational documents) or (B) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except, in the case of clause (B), for defaults that would not individually or in the aggregate have a Material Adverse Effect;

(xii)     The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Securities,” “Description of Warner Chilcott plc Share Capital” and “Forms of Securities,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares or describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xiii)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiv)    The Company is not and, after giving effect to the offering and sale of the Shares by the Selling Shareholders, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv)     (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xvi)    PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its subsidiaries included in the Pricing Prospectus, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvii)   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xviii)  Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus, there has been no change in the internal control over financial reporting of the Company that has materially affected, or is reasonably likely to materially affect, such internal control over financial reporting;

(xix)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xx)     Each subsidiary of the Company has been duly incorporated and is an existing company or corporation, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign company or corporation, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except as described in the Pricing Prospectus, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens, encumbrances or defects that would not individually or in the aggregate have a Material Adverse Effect;

(xxi)    The Company and its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Prospectus (“Permits”), except where the failure to obtain such Permits would not individually or in the aggregate have a Material Adverse Effect; the Company and subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit except, in each case, as would not individually or in the aggregate have a Material Adverse Effect;

(xxii)   The Company and its subsidiaries own, possess, license or have other rights to use all material patents, patent applications, trademarks, copyrights, service marks, trade names, trade secrets, know-how, confidential information, proprietary information and other intellectual property necessary to conduct the business now operated by them in all material respects (collectively, “Intellectual Property”), except as disclosed in the Pricing Prospectus.  With respect to Intellectual Property, except as described in the Pricing Prospectus, to the knowledge of the Company and its subsidiaries (A) there is no infringement by third parties of any such Intellectual Property that would have a Material Adverse Effect; (B) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its subsidiaries in or to such Intellectual Property that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (C) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of such Intellectual Property that if determined adversely to the Company or any of its subsidiaries would have a Material Adverse Effect; (D) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, service mark, trade secret or other proprietary right, information or material of others that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (E) there is no patent or patent application which contains claims that dominate or may dominate any Intellectual Property referred to in the Pricing Prospectus or that is necessary for the conduct of the business of the Company or its subsidiaries or that interferes with the issued or pending claims of any such Intellectual Property, except as would not have a Material Adverse Effect; and (F) there is no prior invention that may render any patent held by the Company or its subsidiaries invalid or any patent application submitted by the Company or any of its subsidiaries unpatentable which prior invention has not been disclosed to the relevant patent and trademark authorities, except as would not have a Material Adverse Effect.  The statements contained in the Pricing Prospectus relating to Intellectual Property under the headings “Risk Factors—Risks Relating to Our Business—If generic products that compete with any of our branded pharmaceutical products are approved and sold, sales of our products may be adversely affected,” “—Our trademarks, patents and other intellectual property are valuable assets and if we are unable to protect them from infringement or challenges, our business prospects may be harmed,” “—Extensive legal and regulatory requirements could make it more difficult for us to obtain new or expanded approvals for our products, and could limit or make more burdensome our ability to commercialize our approved products” and “—Delays and uncertainties in clinical trials or the government approval process for new products could result in lost market opportunities and hamper our ability to recoup costs associated with product development”, and under “Business—Our Principal Products” and “—Patents, Proprietary Rights and Trademarks,” insofar as such statements and other references summarize legal matters, agreements, documents or proceedings, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings;

(xxiii)    Reserved;

(xxiv)    Except as disclosed in the Pricing Prospectus or except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries (A) is noncompliant with or in violation of any law, statute, rule, regulation, decision, judgment, order, binding agreement, permit, license or approval of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic substances or wastes or relating to pollution or the protection of the environment or human health or relating to exposure to hazardous or toxic substances or wastes (collectively, “Environmental Laws”), (B) owns, leases or operates any real property or facility at, under or in which any hazardous or toxic substances or wastes are present in an amount or form that is reasonably likely to lead to liability under or a violation of Environmental Laws, (C) has any liability for investigation, response or remediation relating to any on-site or off-site release, discharge or disposal of hazardous or toxic substances or wastes, or (D) has received any claim, request for information, or notice of liability or investigation arising under, relating to or based upon any Environmental Laws, and neither the Company nor any of its subsidiaries is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws;

(xxv)     The financial statements included in the Pricing Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

(xxvi)    Reserved;

(xxvii) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, and have paid all taxes shown as due thereon except where the failure to so file such returns or pay any such amounts shown as due would not individually or in the aggregate have a Material Adverse Effect; and other than tax deficiencies which the Company or any of its subsidiaries is contesting in good faith and for which the Company or its subsidiaries have provided adequate reserves, there is no tax deficiency that has been asserted in writing against the Company or any of its subsidiaries that would individually or in the aggregate have a Material Adverse Effect;

(xxviii)  Assuming that the representations and warranties of each Selling Shareholder set forth in Section 1(b)(iii) are true and correct, no stamp, registration, documentary or other issuance or transfer taxes or duties, including interest and penalties, are payable in Ireland upon or in connection with (i) the offer and sale of the Shares by the Selling Shareholders to the Underwriters in accordance with the terms of this Agreement, (ii) the purchase and sale of the Shares by the Underwriters from the Selling Shareholders and the resale and delivery of the Shares by the Underwriters to subsequent purchasers thereof in accordance with the terms of this Agreement and in each case effected through the facilities of The Depository Trust Company (“DTC”) with the Underwriters and subsequent purchasers holding such shares through DTC or (iii) the execution, delivery and performance of this Agreement by the Company, the Selling Shareholders and the Underwriters;

(xxix)     The statistical and market-related data included or incorporated by reference in the Pricing Prospectus are based on or derived from sources which the Company believes are reliable and accurate; and

(xxx)      Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company or any subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary.

(b)    Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters that:

(i)     All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and, if applicable, the Power of Attorney and Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has all necessary corporate, partnership or limited liability company power and authority, if applicable, to enter into this Agreement and, if applicable, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii)    The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and, if applicable, the Power of Attorney and the Custody Agreement and the performance by such Selling Shareholder of its obligations herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (B) the provisions of the Certificate of Incorporation or By-Laws of such Selling Shareholder if such Selling Shareholder is a corporation, the Partnership Agreement of such Selling Shareholder if such Selling Shareholder is a partnership, the Operating Agreement of such Selling Shareholder if such Selling Shareholder is a limited liability company, or the other comparable organizational documents of such Selling Shareholder, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, except in the case of (A) and (C) above, for such violations that would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Shareholder to perform its obligations hereunder or, if applicable, under the Power of Attorney or the Custody Agreement; provided that no warranty is made in this clause (ii) with respect to the antifraud provisions of federal and state securities laws;

(iii)        Such Selling Shareholder has or, with respect to Selling Shareholders established in the Netherlands Antilles or the Netherlands, as applicable, as limited partnerships (commanditaire vennootschappen), one or more of the general partners or, as applicable, all general partners have, and immediately prior to each Time of Delivery (as defined in Section 5 hereof) will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; the Shares to be sold by such Selling Shareholder have been deposited into the facilities of DTC and are eligible for clearance and settlement through DTC; and, upon transfer of such Shares to the several Underwriters and payment therefor by the several Underwriters pursuant to and as contemplated by this Agreement, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)        Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v)    The Registration Statement and the Prospectus, and any further amendments or supplements to the Registration Statement and the Prospectus, do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence applies only to the extent statements in or omissions from the Registration Statement or the Prospectus are based upon written information furnished to the Company by such Selling Shareholder specifically for use therein (the “Prospectus Selling Shareholder Information”); it being understood and agreed that the Prospectus Selling Shareholder Information consists of the information concerning such Selling Shareholder under the caption “Principal and Selling Shareholders” in the Prospectus;

(vi)       As of the Applicable Time, neither (i) the Pricing Disclosure Package nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence applies only to statements in or omissions from the Pricing Disclosure Package or any individual Issuer Free Writing Prospectus based upon written information furnished to the Company by such Selling Shareholder specifically for use therein; it being understood and agreed that (A) with respect to any Issuer Free Writing Prospectus set forth on Schedule II, such information consists of the information identified as Free Writing Selling Shareholder Information with respect to such Issuer Free Writing Prospectus on Schedule II, and with respect to any other Issuer Free Writing Prospectus, such information consists of the written information concerning such Selling Shareholder furnished to the Company by such Selling Shareholder specifically for use in such Issuer Free Writing Prospectus (“Free Writing Selling Shareholder Information”) and (B) with respect to the Pricing Disclosure Package, such information consists of the information concerning such Selling Shareholder under the caption “Principal and Selling Shareholders” in the Pricing Prospectus and the information concerning the number of shares to be sold by such Selling Shareholder supplemental thereto (“Pricing Disclosure Package Selling Shareholder Information”, and together with the Prospectus Selling Shareholder Information and the Free Writing Selling Shareholder Information, the “Selling Shareholder Information”);

(vii)      All such Selling Shareholder’s Free Writing Selling Shareholder Information contained in any Issuer Free Writing Prospectus listed in Schedule II, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that such Selling Shareholder notified or notifies the Company and the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained or incorporated by reference in the Registration Statement.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which the aforesaid Free Writing Selling Shareholder Information in such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained or incorporated by reference in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, such Selling Shareholder has promptly notified or will promptly notify the Company and the Representatives and will provide the Company with all necessary information so as to correct such untrue statement or omission;

(viii)      In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Underwriters prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed Internal Revenue Service Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(ix)        If applicable, such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule III hereto, and each of them, as such Selling Shareholder’s attorneys in fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement;

(x)         With respect to any Selling Shareholder that expects to transfer the Shares to be sold by it through the Custodian (as defined below), such Selling Shareholder has duly executed and delivered, or shall have duly executed and delivered no later than two business days prior to the applicable Time of Delivery, a Custody Agreement substantially in the form attached as Annex IV hereto (the “Custody Agreement”), appointing Warner Chilcott (US), LLC as such Selling Shareholder’s custodian (the “Custodian”) to take custody of such Shares of the Selling Shareholder on behalf of such Selling Shareholder prior to each Time of Delivery, to authorize the Custodian to comply with the instructions of Attorneys-in-Fact, if applicable, and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement; and with respect to any Selling Shareholder that does not expect to transfer the Shares to be sold by it through the Custodian, such Selling Shareholder shall have notified Goldman, Sachs & Co. of such intention no later than the day after the date of this Agreement; and

(xi)        The Shares held by such Selling Shareholder are subject to the interests of the Underwriters hereunder; if applicable, the appointment by such Selling Shareholder of the Custodian by the Custody Agreement and of the Attorneys-in-Fact by the Power of Attorney are to that extent irrevocable except as set forth herein or therein; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, by the dissolution of such Selling Shareholder, or by the occurrence of any other event; if any Selling Shareholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney or the Custodian pursuant to the Custody Agreement, if applicable, shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Attorneys-in-Fact, or any of them, or the Custodian shall have received notice of such dissolution or other event.

2.     Subject to the terms and conditions herein set forth, (a) each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a purchase price per share of $22.4363, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule III hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Shareholders, as and to the extent indicated in Schedule III hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 3,750,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Shareholder as set forth in Schedule III hereto.  Any such election to purchase Optional Shares may be exercised not more than twice and only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.     Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus.

4.     (a)        The Shares to be purchased by each Underwriter hereunder shall be delivered in the form of security entitlements by or on behalf of each of the Selling Shareholders to the Representatives, through the facilities of DTC, for the account of each such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by or on behalf of each of the Selling Shareholders, as their interests may appear, to the Representatives at least forty-eight hours in advance.  With respect to each Selling Shareholder that shall have executed and delivered a Custody Agreement, (i) prior to the applicable Time of Delivery, such Selling Shareholder shall deliver to its securities intermediary an entitlement order directing that the security entitlements to be sold be credited by book entry to the applicable securities account of the Custodian at DTC and (ii) at the applicable Time of Delivery, such Selling Shareholder or its Attorney-in-Fact shall deliver to the Custodian an entitlement order directing that the security entitlements to be sold be credited by book entry to the securities accounts of the Representatives at DTC for the account of each Underwriter.  With respect to each Selling Shareholder that shall not have executed and delivered a Custody Agreement, at the applicable Time of Delivery, such Selling Shareholder or its Attorney-in-Fact shall deliver to its securities intermediary an entitlement order directing that the security entitlements to be sold be credited by book entry to the securities accounts of the Representatives at DTC for the account of each Underwriter.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on March 16, 2011, or such other time and date as the Representatives and each Selling Shareholder, or, if applicable, the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and each Selling Shareholder, or, if applicable, the Attorneys-in-Fact may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.     The Company agrees with each of the Underwriters:

(a)     To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares, to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)         If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)         Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(d)        To use reasonable best efforts to furnish the Underwriters, prior to 3:00 p.m., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if (i) the Underwriters notify the Company that or (ii) the Company otherwise has knowledge that delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)     During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, other than (i) the offer and sale of the Shares as contemplated by this Agreement, (ii) the issuance by the Company of Ordinary Shares upon the exercise of an option or a warrant or the conversion or exchange of convertible or exchangeable securities outstanding on the date of this Agreement, (iii) the grant of options or the issuance of Ordinary Shares by the Company to employees, officers, directors, advisors or consultants under any employee benefit plan described in the Pricing Prospectus or any document incorporated by reference therein, (iv) the filing by the Company of any registration statement on Form S-8 in respect of any employee benefit plan described in the Pricing Prospectus and (v) with the prior written consent of Goldman, Sachs & Co.;

(g)    During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its web site or by filing such information with the Commission via EDGAR;

(h)    During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its web site or by filing such information with the Commission via EDGAR;

(i)     To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(j)     Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.     (a)        The Company represents and agrees that, without the prior written consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior written consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; each Selling Shareholder severally and not jointly represents and agrees that, without the prior written consent of the Company and Goldman, Sachs & Co. it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to in writing by the Company and Goldman, Sachs & Co. is listed on Schedule II hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)    The Company agrees that, if at any time following issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing at the time of such issuance, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.     The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid (a) the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iii) all fees and expenses in connection with listing the Shares on NASDAQ; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) the cost of preparing share certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that in the case of (ii) and (iv) above, the Company shall not be required to cover expenses of counsel for the Underwriters in excess of $30,000; provided, further, that in the case of (vii) above, the Company shall not be obligated to pay for more than 50% of the costs associated with the chartering of an aircraft used by the Company and the Underwriters to attend meetings with prospective purchasers of the Shares; and (b) all costs and expenses of the Selling Shareholders incident to the performance of such Selling Shareholders’ obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of one counsel for such Selling Shareholders and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder; provided, however, that the Selling Shareholders shall bear all underwriting commission and discounts in connection with the sale of Shares by them.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and each of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and each of the Selling Shareholders shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)     The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Cahill Gordon & Reindel llp, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a form of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)     Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in the form attached as Annex II(b) hereto;

(d)    Arthur Cox, Irish counsel for the Company and its subsidiaries, shall have furnished to you their written opinion, dated such Time of Delivery, in the form attached as Annex II(c) hereto;

(e)     The respective counsel for each of the Selling Shareholders, as indicated in Schedule III hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in form satisfactory to the Representatives;

(f)     On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copies of the letters delivered prior to the execution of this Agreement are attached as Annex I(a) hereto and drafts of the forms of letters to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery are attached as Annex I(b) hereto);

(g)    Reserved;

(h)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)     On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any of the Company’s debt securities;

(j)     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv), (v) or (vi) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k)         The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

(l)      The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the parties listed on Schedule IV hereto, substantially in the form set forth in Annex III hereto;

(m)    The Company shall have complied with the provisions of Section 5(a) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(n)    The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section.

9.     (a)        The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act otherwise than as a result of a breach by an Underwriter of Section 6(a) hereof with respect to any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(b)    Each of the Selling Shareholders, severally and not jointly, will (i) indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with such Selling Shareholder’s Selling Shareholder Information; and (ii) reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the aggregate liability of each such Selling Shareholder shall not exceed the net proceeds received by such Selling Shareholder from the Shares sold by it hereunder.

(c)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)        Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)     If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (subject to the limitations set forth above).  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute (x) in any circumstance in which the losses, claims, damages, liabilities or expenses arose from matters other than such Selling Shareholder’s Selling Shareholder Information or (y) any amount in excess of the amount by which the net proceeds received by such Selling Shareholder exceeds the amount of the damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  In addition, the Selling Shareholders’ respective obligations in this subsection (e) to contribute are several in proportion to their respective sale obligations and not joint.

(f)     The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate or agent of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

10.   (a)         If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the

Company and the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.   The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

12.   If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of any Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, with a copy to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule III hereto; if to any person executing a letter described in Section 8(l) hereof shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule IV hereto; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.  The Company and each Selling Shareholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or such Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Shareholder have consulted their respective own legal and financial advisors to the extent they deemed appropriate.  The Company and the Selling Shareholders agree that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

17.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof, except, as between the Company and the Selling Shareholders, for (a) the Amended and Restated Shareholders Agreement, dated as of March 31, 2005, among Warner Chilcott Holdings Company, Limited, Warner Chilcott Holdings Company II, Limited, Warner Chilcott Holdings Company III, Limited and the shareholders party thereto, as amended from time to time and (b) the Management Shareholders Agreement, dated as of March 28, 2005, among Warner Chilcott Holdings Company, Limited, Warner Chilcott Holdings Company II, Limited, Warner Chilcott Holdings Company III, Limited, the management shareholders party thereto and the shareholders party thereto, as amended from time to time.

18.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or any Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and any other requirements of or objections to personal jurisdiction with respect thereto and (iii) expressly submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  Each of the Company and the Selling Shareholders hereby appoints Warner Chilcott (US), LLC as its authorized agent, other than Bain Capital (WC) Netherlands B.V. and BCIP Associates – G, who hereby appoint each of Bain Capital Partners, LLC and Sean Doherty as their authorized agent, and other than THL WC (Dutch) B.V., who hereby appoints Thomas H. Lee Partners, L.P. as its authorized agent, and other than J.P. Morgan Partners (Cayman/WC) Ltd., who hereby appoint CCMP Capital Advisors, LLC as their authorized agent) (in each case, the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter.  Such appointment shall be irrevocable.  The Company shall cause Warner Chilcott (US), LLC to inform the applicable Selling Shareholders of its receipt of service of process with respect thereto promptly after its receipt of such service.  Service of process upon the applicable Authorized Agent and written notice of such service to the Company or the Selling Shareholders, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or the Selling Shareholders, as the case may be.

20.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders, shall be several and not joint, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

21.       The Company and each of the Underwriters and Selling Shareholders hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

[Signature pages follow]

Warner Chilcott plc

By:	/s/ Paul Herendeen
	Name	Paul Herendeen
	Title	Executive Vice President & Chief Financial Officer

Signature Page to 2011 Warner Chilcott plc Underwriting Agreement

By:	/s/ Paul Herendeen
	Name	Paul Herendeen
	Title	Executive Vice President & Chief Financial Officer

On behalf of himself and as Attorney in Fact acting on behalf of each of the following Selling Shareholders: Anthony D. Bruno, Anthony D. Bruno 2006 GRAT, Izumi Hara, W. Carl Reichel, Herman Ellman, Claire Gilligan, Tina deVries, Luis Gandara and Phillip Kelly

Signature Page to 2011 Warner Chilcott plc Underwriting Agreement

BAIN CAPITAL (WC) NETHERLANDS B.V.

By:	/s/ Gerben van der Berg
	Name	Gerben van der Berg
	Title	Director A

By:	/s/ Michael Goss
	Name	Michael Goss
	Title	Director B

Signature Page to 2011 Warner Chilcott plc Underwriting Agreement

BCIP ASSOCIATES-G

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ John Connaughton
	Name	John Connaughton
	Title	Managing Director

Signature Page to 2011 Warner Chilcott plc Underwriting Agreement

BAIN CHARITABLE INSTITUTION DONEES:

COMBINED JEWISH PHILANTHOROPIES OF GREATER BOSTON, INC., FIDELITY INVESTMENTS CHARTABLE GIFT FUND, BOSTON FOUNDATION, INC., CONARD DAVIS FAMILY FOUNDATION, CRIMSON LION FOUNDATION, EDGERLEY FAMILY FOUNDATION, AND TYLER CHARITABLE FOUNDATION

By:	Bain Capital Investors, LLC, as attorney-in-fact

By:	/s/ John Connaughton
	Name	John Connaughton
	Title	Managing Director

Signature Page to 2011 Warner Chilcott plc Underwriting Agreement

J.P. Morgan Partners (Cayman/WC) Ltd.

By:	/s/ John C. Wilmot
	Name	John C. Wilmot
	Title	Director
	Address:	Address: c/o CCMP Capital 245 Park Avenue, 16th Floor New York, NY 10167 Facsimile: (917) 464-8745 Attention: Stephen Murray

Signature Page to 2011 Warner Chilcott plc Underwriting Agreement

THL WC (DUTCH) B.V.

By:	/s/ Charles P. Holden
	Name	Charles P. Holden
	Title	Director A

By:	/s/ B.W. de Sonnaville
	Name	B.W. de Sonnaville
	Title	Director B

Signature Page to 2011 Warner Chilcott plc Underwriting Agreement

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Morgan Stanley & Co. Incorporated

By:	/s/ Kathryn Beresteinsson
	Name:	Kathryn Beresteinsson
	Title:	Vice President

J.P. Morgan Securities LLC

By:	/s/ Sri Kosaraju
	Name:	Sri Kosaraju
	Title:	Executive Director

On behalf of themselves and each of the other Underwriters.

Signature Page to 2011 Warner Chilcott plc Underwriting Agreement

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option is Exercised
Goldman, Sachs & Co.	5,000,000	750,000
J.P. Morgan Securities LLC	5,000,000	750,000
Morgan Stanley & Co. Incorporated	5,000,000	750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,500,000	375,000
Credit Suisse Securities (USA) LLC	2,500,000	375,000
Citigroup Global Markets Inc.	1,250,000	187,500
Deutsche Bank Securities Inc.	1,250,000	187,500
UBS Securities LLC	1,250,000	187,500
RBC Capital Markets, LLC	625,000	93,750
Wells Fargo Securities, LLC	625,000	93,750
Total	25,000,000	3,750,000

SCHEDULE II

Issuer Free Writing Prospectuses

(a)	None.

(b)	None.

(c)	None.

SCHEDULE III

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option is Exercised
Principal Selling Shareholders:
Bain Capital (WC) Netherlands B.V. (a)	6,917,872	1,195,934
BCIP Associates-G (b)	1,876	286
J.P. Morgan Partners (Cayman/WC) Ltd. (c)	7,861,447	1,196,217
THL WC (Dutch) B.V. (d)	7,861,448	1,196,218
Management Selling Shareholders (e):
Anthony D. Bruno	400,000	43,230
Paul Herendeen	400,000	39,532
W. Carl Reichel	400,000	46,237
Herman Ellman	60,668	9,100
Claire Gilligan	17,637	2,645
Izumi Hara	63,531	9,529
Other Selling Shareholders:
Tina deVries (e)	38,251	5,737
Luis Gandara (e)	26,797	4,019
Phillip Kelly (e)	8,774	1,316
Combined Jewish Philanthropies of Greater Boston, Inc. (f)	284,789	–
Conard Davis Family Foundation (f)	33,000	–
Crimson Lion Foundation (f)	87,824	–
Edgerley Family Foundation (f)	53,508	–
Fidelity Investments Charitable Gift Fund (f)	341,127	–
The Boston Foundation (f)	121,652	–
The Tyler Charitable Foundation (f)	19,799	–
Total	25,000,000	3,750,000

(a)
This Selling Shareholder is represented by Ropes & Gray LLP and Loyens & Loeff N.V.  The address of this Selling Shareholder is c/o Bain Capital Investors, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(b)	This Selling Shareholder is represented by Ropes & Gray LLP. The address of this Selling Shareholder is c/o Bain Capital Investors, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(c)
This Selling Shareholder is represented by Walkers.  The address for this Selling Shareholder is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.

(d)
This Selling Shareholder is represented by Weil, Gotshal & Manges LLP and Loyens & Loeff. The address for this Selling Shareholder is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(e)	Each Selling Shareholder who is a member of management has appointed Roger M. Boissonneault, Paul Herendeen and Izumi Hara and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(f)
Represents shares received by such entities as a result of charitable contributions by certain partners and other employees of the Bain Capital entities.  The address of the Combined Jewish Philanthropies of Greater Boston, Inc. is 126 High Street, Boston, MA 02110.  The address of the Conard Davis Family Foundation and Edgerley Family Foundation is c/o Bain Capital Investors, LLC, 111 Huntington Avenue, Boston, MA 02199.  The address of Crimson Lion Foundation is 31 St. James Ave. Suite 740, Boston, MA 02116.  The address of Fidelity Investments Charitable Gift Fund is 200 Seaport Boulevard, ZE7, Boston, MA 02210.  The address of the Boston Foundation, Inc. is 75 Arlington Street, Boston, MA 02116.  The address of the Tyler Charitable Foundation is c/o R. Bradford Malt, Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199.

SCHEDULE IV

Shareholders Subject to Lock-Up Letters

Bain Capital (WC) Netherlands B.V.
BCIP Associates-G
J.P. Morgan Partners (Cayman/WC) Ltd.
THL WC (Dutch) B.V.
Roger M. Boissonneault
Anthony D. Bruno
Paul Herendeen
W. Carl Reichel
Herman Ellman
Claire Gilligan
Alvin D. Howard
Tina deVries
Luis Gandara
Phillip Kelly
Todd M. Abbrecht
James H. Bloem
John P. Connaughton
Liam M. Fitzgerald
John A. King, Ph.D.
Stephen P. Murray
Patrick J. O’Sullivan
Mahdi B. Fawzi
Marinus Johannes van Zoonen
Leland H. Cross
Rochelle Fuhrmann
Izumi Hara

ANNEX I(a), (b)

[PWC comfort letters]

[Provided under separate cover]

ANNEX II(a)

[Opinion of Cahill Gordon & Reindel llp]

[Provided under separate cover]

ANNEX II(b)

[Opinion of Davis Polk & Wardwell LLP]

[Provided under separate cover]

ANNEX II(c)

[Opinion of Arthur Cox]

[Provided under separate cover]

ANNEX III

[Form of Lock-Up Agreement]

[Provided under separate cover]

ANNEX IV

[Form of Custody Agreement]

[Provided under separate cover]